SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  May 20, 2005
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                          PocketSpec Technologies Inc.
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             (Exact name of registrant as specified in its charter)



           Colorado                       0-28789                84-1461919
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  (State or  other  jurisdiction      (Commission              (IRS Employer
  of incorporation)                    File Number)         Identification No.)




      3225 East 2nd Avenue, Denver CO                              80206
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   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (303) 393-8060
                                                            -------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): [] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On April 21, 2005 our accountants, Hein & Associates, LLP resigned. On the same date we reappointed Cordovano and Honneck, LLP as our accountants. Cordovano and Honneck, LLP had previously acted as our accountants. Hein & Associates, LLP rendered an opinion on our audit for our fiscal 2004 audit.

During our most recent fiscal year and any subsequent interim period through the date of the resignation, there were no disagreements between us and Hein & Associates, LLP with respect to our accounting principals or practices, financial statement disclosure or audit scope or procedure, which, if not resolved to the former Certifying Accountant's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report. The opinion of Hein & Associates, LLP for the fiscal year ended 2004 is qualified based upon us continuing as a going concern. Otherwise, the report of Hein & Associates, LLP for fiscal year ended 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. We have authorized Hein & Associates, LLP to respond fully to inquiries of Cordovano and Honeck, P.C. concerning our financial statements.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 20, 2005                        PocketSpec Technologies Inc.


                                           By:   /s/ Janet Brophy
                                                 ------------------------------
                                                 Janet Brophy (President)